Exhibit 99.1

CPI OPERATIONS LLC

Consolidated Financial Statements

December 31, 2017 and 2016

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Member

CPI Operations LLC:

We have audited the accompanying consolidated financial statements of CPI Operations LLC, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), member’s equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CPI Operations LLC as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

San Antonio, Texas

December 17, 2018

CPI OPERATIONS LLC

Consolidated Balance Sheets

(Thousands of dollars)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$—	—
Accounts receivable	1,419	14,788
Inventories	—	25,285
Assets held for sale	—	41,804
Other current assets	2,363	5,860

Total current assets	3,782	87,737

Property, plant and equipment	102,862	94,612
Accumulated depreciation	(21,362)	(15,428)

Property, plant and equipment, net	81,500	79,184
Intangible assets, net	—	4,398
Other long-term assets, net	283	7,735

Total assets	$85,565	179,054

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$1,270	13,320
Accrued liabilities	1,543	6,617
Taxes other than income tax	94	439

Total current liabilities	2,907	20,376
Other long-term liabilities	795	5,304

Total liabilities	3,702	25,680
Member’s equity	81,863	153,374

Total liabilities and member’s equity	$85,565	179,054

See accompanying notes to consolidated financial statements.

CPI OPERATIONS LLC

Consolidated Statements of Operations

(Thousands of dollars)

	Year Ended December 31,
	2017	2016
Sales	$14,079	—
Costs and expenses:
Operating expenses	31,086	—
General and administrative expenses	17,958	—
Depreciation and amortization expense	11,652	—

Total costs and expenses	60,696	—

Operating loss	(46,617)	—
Interest expense	(55)	—

Loss from continuing operations	(46,672)	—
Income (loss) from discontinued operations	137,357	(127,800)

Net income (loss)	$90,685	(127,800)

See accompanying notes to consolidated financial statements.

CPI OPERATIONS LLC

Consolidated Statements of Comprehensive Income (Loss)

(Thousands of dollars)

	Year Ended December 31,
	2017	2016
Net income (loss)	$90,685	(127,800)
Other comprehensive income (loss):
Defined benefit pension plans: Net actuarial gain (loss)	—	133

Total other comprehensive income (loss)	—	133

Comprehensive income (loss)	$90,685	(127,667)

See accompanying notes to consolidated financial statements.

CPI OPERATIONS LLC

Consolidated Statements of Member’s Equity

(Thousands of dollars)

	Member’s equity	Accumulated other comprehensive income (loss)	Total
Balance as of December 31, 2015	$232,736	(133)	232,603
Net loss	(127,800)	—	(127,800)
Other comprehensive income	—	133	133
Net Transfer from Crown Point	48,438	—	48,438

Balance as of December 31, 2016	153,374	—	153,374
Net income	90,685	—	90,685
Net Transfer to Crown Point	(162,196)	—	(162,196)

Balance as of end of period	$81,863	—	81,863

See accompanying notes to consolidated financial statements.

CPI OPERATIONS LLC

Consolidated Statements of Cash Flows

(Thousands of dollars)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$90,685	(127,800)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	11,652	12,034
Amortization of favorable lease assets and debt issuance costs	297	1,576
Lower of cost or market value adjustment	—	(51,077)
Impairment losses	—	52,837
(Gain) loss on sale or disposition of assets	(143,209)	5,647
Changes in assets and liabilities:
Decrease in accounts receivable	13,369	14,586
Decrease in inventory	23,628	74,316
(Increase) decrease in other current assets	2,667	(1,498)
Decrease in accounts payable	(12,050)	(25,612)
Decrease in accrued liabilities	(4,827)	(9,110)
Decrease in taxes other than income	(345)	(1,057)
Decrease in other long-term assets	1,008	—
Increase (decrease) in other long-term liabilities	(38)	301

Net cash used in operating activities	(17,163)	(54,857)

Cash flows from investing activities:
Capital expenditures	(8,946)	(13,485)
Proceeds from sale of marketing operations	187,269	—
Proceeds from sale of assets	1,036	19,904

Net cash provided by investing activities	179,359	6,419

Cash flows from financing activities:
Net transfer from (to) Crown Point	(162,196)	48,438

Net cash provided by (used in) financing activities	(162,196)	48,438

Net change in cash	—	—
Cash as of the beginning of the period	—	—

Cash as of the end of the period	$—	—

See accompanying notes to consolidated financial statements.

CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(1)	Organization and Operations

Organization

CPI Operations LLC (CPI or the Company) formerly Axeon Refinery LLC, is a wholly owned subsidiary of Crown Point International LLC (Crown Point or the Parent), formerly Axeon Specialty Products LLC, a Delaware Limited Liability company and a wholly owned subsidiary of an affiliate of Lindsay Goldberg LLC. CPI results included a wholly owned subsidiary, Axeon Marketing LLC, until its sale in February 2017 (the Sale), as more fully described in note 3.

These financial statements were derived from the consolidated financial statements and accounting records of Crown Point. These financial statements reflect the historical financial position, results of operations, and cash flows of CPI that are owned by Crown Point.

Crown Point uses a centralized approach to the cash management and financing of its operations. CPI transfers cash to Crown Point daily and Crown Point funds CPI’s operating and investing activities as needed. Accordingly, cash held by Crown Point at the corporate level was not allocated to CPI for any of the periods presented. The Company reflected transfers of cash to and from the Parent’s cash management system as a component of net investment on the balance sheet, and these net transfers of cash are reflected as a financing activity in the statement of cash flows.

Operations

CPI currently operates as a terminal business with an idle refinery. The terminal business consists of leasing tank space to various customers for the storage of asphalt, fuel oil, gasoline components and other petroleum based products. The terminal is located in Paulsboro, New Jersey on the Delaware River and has a storage capacity of 40.1 million barrels. Its location on the Delaware River allows customers direct access via barges and ships. The terminal consists of three petroleum refining units (currently out of service), a liquid storage terminal for petroleum based products, three marine docks and a polymer modified asphalt production facility. Depending on the type of product, the terminal can receive customer products via ship, barge, railcar and tanker truck.

(2)	Summary of Significant Accounting Policies

(a)	Consolidation

The accompanying consolidated financial statements represent the consolidated operations of the Company and its subsidiary. Intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews their estimates based on currently available information. Management may revise estimates due to changes in facts and circumstances.

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(c)	Accounts Receivable

Accounts receivable represent valid claims against nonaffiliated customers for the lease of tank capacity, utilities, polymer modified asphalt blending and other ancillary charges. Outstanding customer receivable balances are regularly reviewed for possible nonpayment indicators and allowances for doubtful accounts are recorded based upon management’s estimate of collectability at the time of their review. Accounts receivable are presented net of an allowance for doubtful accounts of $0 and $0.2 million at December 31, 2017 and 2016, respectively.

(d)	Inventories

As of December 31, 2016 the Company’s inventories consisted of crude oil, asphalt, other refined products, and materials and supplies. Inventories are valued at the lower of cost or market. The cost of crude oil, asphalt, and other refined products is determined under the last-in, first-out (LIFO) method. Under the LIFO method, the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. In periods of declining prices, LIFO inventories may be subject to a lower of cost or market reserve due to the higher costs assigned to LIFO layers in prior periods. An actual valuation of inventory under the LIFO method is made at the end of each year based on the inventory levels at that time.

As of December 31, 2017 inventories consist of materials and supplies used in the maintenance and operations of the terminal. As of the Sale date all Asphalt inventories were sold and remaining crude oil and other refined products were processed and sold leaving year-end inventory to consist of only material and supplies. All inventories are valued at a moving average rate based on current market price per vendor invoices.

(e)	Property, Plant and Equipment

The Company records additions to property, plant and equipment, at cost. Repair and maintenance costs associated with existing assets that are minor in nature and do not extend the useful life of existing assets are charged to operating expenses as incurred.

Depreciation of property, plant and equipment is recorded on a straight-line basis over the estimated useful lives of the related assets. The applicable costs and accumulated depreciation of assets that are sold, retired, or otherwise disposed of are removed from the accounts and the resulting gain or loss is recognized as a gain or loss on sale or disposition of assets in the consolidated statement of operations.

The Company reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company performs the evaluation of recoverability using undiscounted estimated net cash flows generated by the related asset. If the Company deems an asset to be impaired, it determines the amount of impairment as the amount by which the net carrying value exceeds its fair value. The Company believes that the carrying amounts of the property, plant and equipment as of December 31, 2017 and 2016 are recoverable.

(f)	Intangible Assets

As of December 31, 2016, intangible assets consisted of favorable lease terms. As part of a past transaction, the Company was given favorable lease terms at NuStar Logistics’ terminals at Baltimore,

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

MD and Jacksonville, FL. The favorable terms included a flat storage fee of $1 per year for a 5-year term starting at the closing date. These favorable lease terms are being amortized to operating expenses on a straight-line basis over the lease term and are presented net of accumulated amortization expense of $5.8 million at December 31, 2016. Amortization expense for the year ended 2016 is recognized as discontinued operations due to the Sale of the marketing operations.

As a result of the Sale, on February 22, 2017, the lease for the Baltimore, MD and Jacksonville, FL terminals were terminated and the asset was written off as part of disposition accounting.

(g)	Taxes Other than Income Taxes

Taxes other than income taxes include liabilities for ad valorem taxes, sales and use taxes, excise fees and taxes.

(h)	Income Taxes

The Company is classified as a partnership for income tax purposes and are not subject to federal or state income taxes. Accordingly, taxable income or loss, which may vary substantially from income or loss reported for financial reporting purposes, is included in the federal and state income tax returns of the individual Members.

(i)	Environmental Remediation Costs

Environmental remediation costs are expensed and an associated accrual established when site restoration and environmental remediation and cleanup obligations are either known or considered probable and can be reasonably estimated. These environmental obligations are based on estimates of probable undiscounted future costs over a 20-year time period using currently available technology and applying current regulations, as well as our own internal environmental policies. The environmental liabilities have not been reduced by possible recoveries from third parties. Environmental costs include initial site surveys, costs for remediation and restoration and ongoing monitoring costs, as well as fines, damages and other costs, when estimable. Adjustments to initial estimates are recorded, from time to time, to reflect changing circumstances and estimates based upon additional information developed in subsequent periods. As of December 31, 2017 and 2016, $0.1 million and $0.1 million, respectively was classified as current and included in “Accrued liabilities,” and $0.8 million and $0.8 million, respectively was included in “Other long-term liabilities” on the consolidated balance sheet related to estimated future environmental remediation costs.

(j)	Revenue Recognition

Until the date of the Sale, the Company generated revenues from the sale of asphalt, crude oil and other petroleum products. Revenues are recognized when product is delivered to the customer and title and risk pass to the customer. The Company collects taxes on certain revenue transactions to be remitted to governmental authorities, which may include sales, use and some excise taxes. These taxes are not included in revenue. All revenue for the year ended 2016 is reported as discontinued operations due to the Sale of the marketing operations and the subsequent shut down of the refinery.

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

During 2017, revenue included of the sale of asphalt, crude oil and other petroleum products, noted as discontinued operations in note 3. Following the Sale of Axeon Marketing LLC on February 22, 2017, CPI’s revenue included selling the remaining crude oil and other petroleum products as well as the continued operations of the business, which consisted of leasing tank capacity, utilities, polymer modified asphalt blending and other ancillary charges. Revenue is recognized monthly as it is earned.

The components of revenue were as follows (in thousands):

	2017	2016
Storage and other revenues	$14,079	—

Operating revenues from continuing operations	14,079	—

Product sales	115,373	525,933

Operating revenues from discontinued operations	115,373	525,933

Total revenues	$129,452	525,933

As of December 31, 2017, future minimum rentals to be received related to noncancelable commercial agreements were as follows (in thousands):

2018	$22,000
2019	22,000
2020	17,737
2021	8,998
2022	1,314

$72,049

(k)	Operating Leases

The Company recognizes rent expense on a straight-line basis over the lease term.

(l)	General and Administrative Expenses

During 2017 and 2016, all general and administrative expenses for Crown Point were allocated to CPI, as CPI is the only company owned by Crown Point and all general and administrative services performed by Crown Point are to support CPI.

(3)	Dispositions

Sale of Axeon Marketing LLC

On February 22, 2017, the Company closed on the sale of all of the issued and outstanding membership interest of Axeon Marketing LLC to a third party. Axeon Marketing LLC is a subsidiary of CPI, and

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

comprises the retail asphalt marketing operations of the Company. Total consideration for the Sale was $192.0 million, for which a cash payment of $17.0 million was received by Crown Point and the remaining $175.0 million was used to satisfy the obligations as it related to the Parent’s debt. The Sale also included all of Axeon Marketing’s asphalt inventory, which was located in 13 leased terminals and within the Paulsboro terminal and totaled $44.1 million. After adjustments for the net book value of the assets transferred and transaction costs incurred, the Company recorded a pre-tax gain of $143.2 million.

Discontinued Operations

Under the terms of the agreement, the Company has no significant continuing involvement in the operations of the retail asphalt marketing business, which is a strategic shift that significantly impacted the ongoing operations of the Company. As a result of the Sale, the Company decided to idle the refinery in Paulsboro, New Jersey upon its completion of processing crude oil inventories on hand at the time of the Sale. The refining operations ceased in June of 2017. Therefore, the asphalt refining and marketing operations qualified as a discontinued operation of the Company and accordingly, the Company has excluded the results of those operations from continuing operations within its consolidated statement of operations.

For the period ended December 31, 2016, the results of operations for the Company are classified as discontinued operations. During 2016, the Company was in the business of selling asphalt, crude and other petroleum products and the operations that are currently classified in continuing operations in 2017 were not part of the operations and did not exist during this period. As a result, there is no income (loss) from continuing operations for the year ended December 31, 2016.

The following table shows the results of operations of the asphalt refining and marketing operations, which are included in income (loss) from discontinued operations:

	Year ended December 31,
	2017	2016
Product sales	$115,373	525,933
Cost of product sales	108,684	488,226

Gross margin	6,689	37,707
Operating expenses	9,117	69,924
General and administrative expenses	3,419	23,859
Depreciation and amortization expense	5	12,034
Impairment Losses	—	52,837
Loss (gain) on sale or disposition of assets	(143,209)	5,647
Interest expense	—	1,066
Other expense, net	—	140

Income (loss) from discontinued operations	$137,357	(127,800)

Per the agreement, there were no tangible assets to be sold other than the working capital of Axeon Marketing LLC which consists solely of asphalt inventories of $44.1 million.

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(4)	Inventories

Inventories consisted of the following (in thousands):

	December 31,
	2017	2016
Crude oil	$—	37,801
Finished products	—	5,968
Less: Lower of cost or market reserve	—	(18,484)

Inventories valued at lower of cost or market	—	25,285
Inventory Held for sale	—	41,804

Total	$—	67,089

At December 31, 2016 and 2015, market values were below historical LIFO inventory costs. As a result, the Company recognized lower of cost or market reserve losses during the year ended December 31, 2015. Such losses are subject to reversal in subsequent periods, not to exceed historical LIFO costs, if prices recover or if historic LIFO base layers are liquidated. As of December 31, 2016, due to the removal of the asphalt inventories from the LIFO pool and related adjustments to record these inventories as held for sale, the Company recorded a change in the lower of cost or market inventory valuation reserve that resulted in a net benefit to the results of operations and reduction to the lower of cost or market reserve of $51.1 million for the year ended December 31, 2016.

As a result of the Sale, Axeon had no crude or crude related inventory as of December 31, 2017. Axeon recognized a net benefit to our results of operations to the lower of cost or market reserve of $18.5 million for the year ended December 31, 2017.

(5)	Property, Plant and Equipment

Property, plant and equipment consisted of the following (in thousands):

	Estimated useful lives (years)	December 31,
		2017	2016
Land	(Years)	$10,230	10,230
Leasehold improvements	10–35	5,292	5,163
Buildings	15–40	2,480	2,480
Storage and terminal equipment	15–35	74,431	75,225
Construction in progress		10,429	1,514

Total		102,862	94,612
Less accumulated depreciation and amortization		(21,362)	(15,428)

Property, plant and equipment, net		$81,500	79,184

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Depreciation expense for property, plant and equipment totaled $5.4 million and $11.8 million for the years ended December 31, 2017 and 2016, respectively.

During the year ended December 31, 2016, the Company recognized an impairment charge of $52.8 million to reduce the carrying value of the refining asset group at the Paulsboro, NJ location to zero based on the expectation that the refining assets would be disposed of before the end of their estimated useful life and the remaining undiscounted cash flows generated by these assets was not sufficient to recover the carrying value of the assets. As the estimated costs to dismantle and dispose of the refining asset group exceeded the scrap value, the fair value of the refinery asset group was considered to be zero.

(6)	Commitments and Contingencies

Contingencies

The Company’s operations are subject to extensive federal, state, and local environmental laws and regulations, including those relating to the discharge of materials into the environment, waste management and pollution preventive measures. Although the Company believes its operations generally comply with applicable environmental regulations, risks of additional costs and liabilities are inherent within the industry, and there can be no assurances that significant costs and liabilities will not be incurred in the future. As environmental and safety laws and regulations are becoming more complex and stringent and new environmental and safety laws and regulations are continuously being enacted or proposed, the level of future expenditures required for environmental, health and safety matters will likely increase.

From time to time the Company may become involved in various legal matters arising in the ordinary course of business. The Company records accruals for loss contingencies when losses are considered probable and can be reasonably estimated. As of December 31, 2017 and 2016, we have accrued $0 and $0.2 million, respectively, in “Accrued liabilities” on the consolidated balance sheets related to various legal matters.

(7)	Fair Value Measurements

The Company recognized accounts receivable, accounts payable, accrued liabilities, and payable to related party in the consolidated balance sheet at their carrying amount. The fair values of these financial instruments approximate their carrying amounts due to the relatively short period to maturity of these instruments.

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(8)	Employee Benefit Plans

401(k) Plan

The Company has a qualified defined contribution plan that became effective January 1, 2013. Participation in the 401(k) Plan is voluntary and is open to substantially all CPI employees upon their date of hire, except for part-time employees (as defined in the 401(k) Plan), who become eligible upon completing one year of service (as defined in the 401(k) Plan). 401(k) Plan participants can contribute from 1% up to 30% of their total annual compensation as defined in the plan document to the 401(k) Plan in the form of pre-tax, after-tax and/or Roth 401(k) contributions, limited to a maximum annual amount as set periodically by the Internal Revenue Service. CPI makes matching contributions in an amount equal to 100% of each participant’s employee contributions up to a maximum of 6% of the participant’s total annual compensation. Effective January 1, 2015, matching contributions immediately vest at 100%. The Company’s matching contributions to the 401(k) Plan for the years ended December 31, 2017 and 2016 totaled $0.7 million and$1.4 million, respectively. In 2015, the Company implemented a discretionary profit sharing program with payouts in the form of 401(k) Plan contributions dependent on achievement of annual earnings and safety targets and ranging from 0% to 8% of a participant’s total annual compensation. The first contributions under the profit sharing program were made in March 2016 and totaled $1.8 million. There were no contributions under the profit sharing program in 2017.

(9)	Concentrations of Credit Risk and Labor Force

The Company generated its revenue exclusively from two customers in 2017.

As of December 31, 2017, CPI employed 32 people of which approximately 59% were covered by a collective bargaining agreement. The collective bargaining agreement expires January 31, 2019.

(10)	Subsequent Events

The Company has evaluated subsequent events through December 17, 2018, the date of issuance of these audited consolidated financial statements.

On October 1, 2018, the Company was acquired by PBF Logistics LP for total consideration of $107 million.

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